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[SUTHERLAND ASBILL & BRENNAN LLP]


                                 April 10, 2002

EquiTrust Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

         Re:      EquiTrust Life Annuity Account
                  (File Nos. 333-46597; 811-08665)

Gentlemen:

         We hereby consent to the reference to our name under the caption "Experts" in the statement of additional information filed as part of Post-Effective Amendment Number 7 to the registration statement on Form N-4 for EquiTrust Life Annuity Account (File Nos. 333-46597; 811-08665). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                            Sincerely,

                                            SUTHERLAND ASBILL & BRENNAN LLP




                                            By:  /s/ STEPHEN E. ROTH
                                                ------------------------------
                                                     Stephen E. Roth, Esq.